MIDWAY BEGINS LONG LEAD-TIME ORDERS FOR PAN PROJECT, NEVADA

November 21, 2013

Denver, Colorado – Midway Gold Corp. ("Midway" or the "Company") (MDW:TSX, MDW:NYSE) announced that it has completed an order with EPC Services Company to design, supply and install the substation and site power distribution for the Pan gold project in Nevada. The Final Environmental Impact Statement (EIS) on the project is complete and construction is expected to begin before the end of the year. The longer lead-time transformers are expected to be finished and ready for delivery in Q1 2014.

 “Our strong cash position and demonstrated successes in permitting have enabled Midway to place the long lead-time orders to meet our 2014 production target,” said Ken Brunk, President and CEO of Midway. “We are very pleased by the current favorable price environment, as it is an opportune time to begin large purchase orders and secure our major contracts. We look forward to more of this type of good news as we prepare for construction and production.”

 Pan Gold Project, Nevada

The Pan project is an oxidized, Carlin-style gold deposit mineable by shallow open pit methods and treatable by heap leaching. A Feasibility Study was completed in November 2011. It shows the NPV of the project is robust at a range of gold prices, ranging from $123 million at $1,200/oz gold to $344 million $1,900/oz gold. The IRR grows from 32% to 79% using the same gold price range. Both are after-tax figures (see press release dated November 15, 2011.)

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (877) 475-3642 (toll-free).

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release. This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; environmental costs and risks; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchange rates; local and community impacts and issues; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.